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Exhibit 99.1

PHARMACOPEIA DECLARES DIVIDEND TO EFFECT SPIN-OFF OF
PHARMACOPEIA DRUG DISCOVERY

        Princeton, New Jersey, April 14, 2004—Pharmacopeia, Inc. (Nasdaq: ACCL) today announced that its Board of Directors declared a dividend of all of the outstanding shares of common stock of Pharmacopeia Drug Discovery, Inc. (PDD), the drug discovery business being spun off by Pharmacopeia. The dividend will be distributed to Pharmacopeia stockholders at the ratio of one share of PDD common stock for every two shares of Pharmacopeia common stock held. The dividend is expected to be payable on April 30, 2004 to Pharmacopeia stockholders of record as of the close of business on April 16, 2004.

        The actual number of shares of Pharmacopeia Drug Discovery common stock to be distributed will be based on the number of shares of Pharmacopeia common stock outstanding as of the close of business on April 16, 2004. Fractional shares will not be distributed but will be aggregated and sold in the public market. The net cash proceeds of these sales will be distributed ratably to those stockholders who would have otherwise received fractional shares. Since the dividend will be paid in book-entry form, physical stock certificates will be issued only upon request.

        The dividend is intended to qualify as a tax-free distribution to Pharmacopeia stockholders for U.S. federal income tax purposes (except for cash received in lieu of any fractional share interest). Payment of the dividend is subject to the satisfaction or waiver of certain conditions, including Pharmacopeia's receiving an opinion of counsel regarding the tax-free nature of the distribution, as well as Pharmacopeia Drug Discovery's registration statement on Form 10 being declared effective by the Securities and Exchange Commission.

        Pharmacopeia Drug Discovery has filed an application to list shares of its common stock on The Nasdaq National Market under the symbol "PCOP" upon the completion of the spin-off. Pharmacopeia will continue to trade under the symbol "ACCL" after the distribution and, subject to stockholder approval at its upcoming annual meeting, the company will change its name to "Accelrys, Inc." to better reflect its focus on the software business.

        Pharmacopeia (www.pharmacopeia.com) is a leader in enabling science and technology that accelerates and improves the drug discovery and chemical development processes. Pharmacopeia's Drug Discovery business integrates proprietary small molecule combinatorial and medicinal chemistry, high-throughput screening, in-vitro pharmacology, computational methods and informatics to discover and optimize lead compounds. Pharmacopeia's software subsidiary, Accelrys, develops and commercializes molecular modeling and simulation software for the life sciences and materials research markets, cheminformatics and decision support systems, and bioinformatics tools including gene sequence analysis. Pharmacopeia is headquartered in Princeton, New Jersey.

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        When used anywhere in this document, the words "expects", "believes", "anticipates", "estimates" and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein may include statements addressing future financial and operating results of Pharmacopeia. Pharmacopeia has based these forward-looking statements on its current expectations about future events. Such statements are subject to risks and uncertainties including, but not limited to, the successful implementation of Pharmacopeia's strategic plans, the acceptance of new products, the obsolescence of existing products, the resolution of existing and potential future patent issues, additional competition, changes in economic conditions, completion of the spin-off of PDD and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its most recent report on Form 10-K and subsequent reports on Form 10-Q. All forward-looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this document. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:
John J. Hanlon
Chief Financial Officer
Pharmacopeia, Inc.
(609) 452-3600
irreq@pharmacopeia.com

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PHARMACOPEIA DECLARES DIVIDEND TO EFFECT SPIN-OFF OF PHARMACOPEIA DRUG DISCOVERY